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                                  Exhibit 27(a)

              Resolution of the Board of Directors of Transamerica
                       establishing the separate account

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                             WRITTEN CONSENT OF THE
                              BOARD OF DIRECTORS OF
                       TRANSAMERICA LIFE INSURANCE COMPANY

                                   May 1, 2003

The undersigned, being all of the Directors of Transamerica Life Insurance Company, an Iowa corporation (hereafter referred to as the "Company"), acting as authorized in Section 490.821 of the Iowa Business Corporation Act and Article II, Section 8, of the Company's Bylaws, HEREBY ADOPT, unanimously, the following resolutions by Written Consent and authorize the actions therein to be taken by the Company upon the filing of the Written Consent in the Minute Book of the
Company:

          WHEREAS, the establishment of "Legacy Builder Variable Life Separate Account" was authorized by Written Consent of the Board of Directors dated November 20, 1998; and

          NOW, THEREFORE, BE IT RESOLVED, that effective May 1, 2003, the name of the "Legacy Builder Variable Life Separate Account" be, and it hereby is, changed to "Separate Account VUL-A."

This Written Consent may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Written Consent.

IN WITNESS WHEREOF, the undersigned have executed this Written Consent of the Board of Directors of Transamerica Life Insurance Company as of the date first hereinabove set forth.

   /s/ Brenda K. Clancy                       /s/ Arthur C. Schneider
-------------------------                   -----------------------------
Brenda K. Clancy                            Arthur C. Schneider

  /s/ Christopher H. Garrett                 /s/ Craig D. Vermie
-----------------------------               -----------------------------
Christopher H. Garrett                      Craig D. Vermie

  /s/ Larry N. Norman
-----------------------------
Larry N. Norman